UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2011

K-SEA TRANSPORTATION PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-31920	20-0194477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One Town Center Boulevard, 17th Floor
East Brunswick, New Jersey	08816
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (732) 565-3818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 3.03 Material Modification to Rights of Security Holders.
Item 5.01 Changes in Control of Registrant.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-3.1
EX-3.2

Introductory Note
     As previously disclosed, K-Sea Transportation Partners L.P. (the “Partnership”), K-Sea General Partner L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), K-Sea General Partner GP LLC, a Delaware limited liability company and the general partner of the General Partner (“GP LLC”), K-Sea IDR Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of the General Partner (“IDR Holdings”), Kirby Corporation, a Nevada corporation (“Kirby”), KSP Holding Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Kirby (“Holding Sub”), KSP LP Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Kirby (“LP Sub”), and KSP Merger Sub, LLC, a Delaware limited liability company wholly owned by Holding Sub and LP Sub (“Merger Sub”), entered into an Agreement and Plan of Merger, dated March 13, 2011 (the “Merger Agreement”). On July 1, 2011, the transactions contemplated by the Merger Agreement closed, Merger Sub merged with and into the Partnership (the “Merger”), the separate existence of Merger Sub ceased and the Partnership survived as a Delaware limited partnership and as an indirect wholly owned subsidiary of Kirby.
Item 1.02 Termination of a Material Definitive Agreement.
     In connection with the closing of the Merger, on July 1, 2011 the following agreements were terminated:
•	Amended and Restated Loan and Security Agreement, dated August 24, 2007, among K-Sea Operating Partnership L.P., as borrower, KeyBank National Association, as administrative agent and collateral trustee, Bank of America, N.A. (successor to LaSalle Bank National Association) and Citibank, N.A., as co-syndication agents, Citizens Bank of Pennsylvania and HSBC Bank USA, National Association, as co-documentation agents, and the lenders party thereto, as amended. No borrowings were outstanding under this agreement at the effective time of the Merger;

•	Master Loan and Security Agreement dated as of April 3, 2006 by and among K-Sea Operating Partnership L.P., as Borrower, Key Equipment Finance Inc., as Lender, and K-Sea Transportation Partners L.P., K-Sea Transportation Inc. and Sea Coast Transportation LLC, as Guarantors. No borrowings were outstanding under this agreement at the effective time of the Merger; and

•	The Partnership’s Deferred Compensation Plan and Employee Unit Purchase Plan.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the completion of the Merger, the Partnership (i) notified the New York Stock Exchange (the “NYSE”) on July 1, 2011 that the Merger was effected and that all outstanding common units of the Partnership were cancelled and converted in the Merger into the right to receive the applicable consideration as described in the Merger Agreement and (ii) requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission (the “SEC”) to report that the common units of the Partnership are no longer listed on the NYSE. The trading of common units of the Partnership on the NYSE was suspended from trading before the opening of the market on July 5, 2011, and the NYSE filed the Form 25 with the SEC on July 6, 2011. The disclosure under Item 3.03 is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.
     The Merger Agreement was approved at a special meeting of the unitholders of the Partnership held on July 1, 2011. The Partnership completed the Merger following approval of the Merger by the common unitholders and preferred unitholders of the Partnership entitled to vote at the meeting.
     Pursuant to the terms of the Merger Agreement and effective as of July 1, 2011, each outstanding common unit of the Partnership was converted in the Merger into the right to receive the applicable consideration as described in the Merger Agreement. Unitholders of the Partnership who failed to make a valid election by the election deadline, which was June 28, 2011, are deemed to have made an all cash election.
     The consideration paid by Kirby in connection with the Merger consisted of (i) approximately $228.0 million of cash paid to the Partnership’s common and preferred unitholders, the General Partner and IDR Holdings, (ii) approximately $113.0 million through the issuance of shares of Kirby’s common stock to the Partnership’s preferred unitholders and certain of the Partnership’s common unitholders, and (iii) approximately $263.0 million of cash paid to retire the Partnership’s outstanding debt. The Merger was financed by Kirby through a new $54.0 million term loan entered into with a group of commercial banks and the issuance of Kirby’s common stock.
     Upon the effective time of the Merger, holders of the Partnership’s common units immediately prior to the effective time of the Merger ceased to have any rights as unitholders of the Partnership (other than their right to receive the applicable merger consideration as described in the Merger Agreement).

     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on March 13, 2011 and which is incorporated herein by reference.
Item 5.01 Changes in Control of Registrant.
     As a result of the Merger, a change of control of the Partnership occurred. Merger Sub merged with and into the Partnership, the separate existence of Merger Sub ceased and the Partnership survived as a Delaware limited partnership and as a wholly owned subsidiary of Kirby. The disclosures under the Introductory Note and Item 3.03 are incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 1, 2011 prior to the Merger, each of the Employment Agreements dated as of January 14, 2004 between K-Sea Transportation Inc. and Timothy J. Casey, Richard P. Falcinelli and Thomas M. Sullivan, respectively, were amended to extend the employment terms of such persons by one year following the Merger, and to provide severance benefits in the event their employment is terminated without cause or for good reason under such agreements. In addition, on July 1, 2011, prior to the Merger, K-Sea Transportation Inc. entered into Severance Agreements with each of Terrence P. Gill and Gregory J. Haslinsky, which provide that if such persons are terminated without cause or they terminate their employment for good reason within one year following the Merger, they will be entitled to eighteen months’ base salary and target bonus as severance. Under such Employment Agreements and such Severance Agreements, good reason means (a) a material diminution in scope of responsibilities as in effect immediately prior to the Merger, (b) material diminution in compensation opportunities or (c) relocation of the officer’s principal work location by 75 miles or more.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Fifth Amended and Restated Limited Partnership Agreement of the Partnership
     In connection with the closing of the Merger and pursuant to the Merger Agreement, on July 1, 2011, at the effective time of the Merger (i) Holding Sub’s limited liability company interest in Merger Sub was converted into and became a 1% general partner interest in the Partnership and Holding Sub was admitted to the Partnership as the sole general partner, (ii) LP Sub’s limited liability company interest in Merger Sub was converted into and became a 99% limited partner interest in the Partnership and LP Sub was admitted to the Partnership as the sole limited partner and (iii) Holding Sub and LP Sub automatically became bound by the Fifth Amended and Restated Limited Partnership Agreement of the Partnership.
     The Fifth Amended and Restated Limited Partnership Agreement of the Partnership reflects the results of the Merger including the cancellation of the incentive distribution rights of the Partnership held by the General Partner, the cancellation of the preferred units and the rights, preferences, privileges and terms of such preferred units, the admission of LP Sub to the Partnership as the sole limited partner, the admission of Holding Sub as the successor general partner of the Partnership and the elimination of certain legacy provisions.
     The description of the Fifth Amended and Restated Limited Partnership Agreement of the Partnership in this Item 5.03 is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.
      Amendment to Certificate of Limited Partnership of the Partnership
     On July 1, 2011, after the consummation of the Merger, the Partnership filed a Certificate of Amendment to Certificate of Limited Partnership of the Partnership reflecting the admission of Holding Sub as the new general partner of the Partnership. A copy of the Certificate of Amendment to Certificate of Limited Partnership of the Partnership is filed as Exhibit 3.2 hereto and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
     A special meeting of the Partnership’s unitholders was held on July 1, 2011 at which the following three matters were voted upon and approved by the Partnership’s unitholders:

     The first matter voted upon was the approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. With respect to the first matter voted upon, 29,829,241 of the outstanding common units of the Partnership and the outstanding preferred units of the Partnership (voting on an as-converted to common units basis), voting together as a single class, voted “For,” 339,373 of such units voted “Against” and 28,769 of such units abstained. All of the outstanding preferred units of the Partnership voted “For” such matter;
     The second matter voted upon was the approval of the Amended and Restated K-Sea Transportation Partners L.P. Long-Term Incentive Plan. With respect to the second matter voted upon, 29,664,938 of the outstanding common units of the Partnership and the outstanding preferred units of the Partnership (voting on an as-converted to common units basis), voting together as a single class, voted “For,” 456,786 of such units voted “Against” and 75,658 of such units abstained; and
     The third matter voted upon was an advisory vote on the compensation to be received by the executive officers of GP LLC in connection with the Merger. With respect to third matter voted upon, 28,567,002 of the outstanding common units of the Partnership and the outstanding preferred units of the Partnership (voting on an as-converted to common units basis), voting together as a single class, voted “For,” 614,929 of such units voted “Against” and 1,015,452 of such units abstained.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated March 13, 2011, by and among, K-Sea Transportation Partners L.P., K-Sea General Partner L.P., K-Sea General Partner GP LLC, K-Sea IDR Holdings LLC, Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC and KSP Merger Sub, LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed by the Partnership on March 13, 2011)

3.1	Fifth Amended and Restated Limited Partnership Agreement of K-Sea Transportation Partners L.P., dated as of July 1, 2011

3.2	Certificate of Amendment to Certificate of Limited Partnership of K-Sea Transportation Partners L.P., dated as of July 1, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-SEA TRANSPORTATION PARTNERS L.P.
	By:	KSP Holding Sub, LLC,
its general partner

Date: July 8, 2011	By:	/s/ David W. Grzebinski
David W. Grzebinski
Manager

Exhibit Index
     (d) Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated March 13, 2011, by and among, K-Sea Transportation Partners L.P., K-Sea General Partner L.P., K-Sea General Partner GP LLC, K-Sea IDR Holdings LLC, Kirby Corporation, KSP Holding Sub, LLC, KSP LP Sub, LLC and KSP Merger Sub, LLC (incorporated by reference to Exhibit 2.1 to Form 8-K filed by the Partnership on March 13, 2011)

3.1	Fifth Amended and Restated Limited Partnership Agreement of K-Sea Transportation Partners L.P., dated as of July 1, 2011

3.2	Certificate of Amendment to Certificate of Limited Partnership of K-Sea Transportation Partners L.P., dated as of July 1, 2011